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                       [Letterhead of Cadwalader]


                                                        October 27, 1998





Mid-State Homes, Inc.
1500 North Dale Mabry Highway
Tampa, Florida 33607


         Re:      ASSET-BACKED NOTES

Ladies and Gentlemen:

                  We have acted as your special tax counsel in connection with the Registration Statement (No. 333-58995), filed with the Securities and Exchange Commission (the "Commission") on July 13, 1998, pursuant to the Securities Act of 1933, as amended (as amended, the "Registration Statement"). The Registration Statement covers Asset-Backed Notes ("Notes") to be issued in one or more series (each, a "Series"). Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between a trust formed by Mid-State Homes, Inc., as depositor (each such trust, an "Issuer") and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes (an "Indenture Trustee"). A form of Indenture is included as an Exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

                  In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the form of Indenture, substantially in the form filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

                  As your special tax counsel, we have advised you with respect to certain federal income tax aspects of the proposed issuance of the Notes and have prepared the description of material federal income tax consequences for holders of the Notes that appears under the headings "Summary of Prospectus--Tax Status of the Notes" and "Material Federal Income Tax Consequences" in the Prospectus and under the headings "Summary of Terms--Tax Status of the Notes" and "Federal Income Tax Consequences" in the form of Prospectus Supplement. Such descriptions do not purport to discuss all possible federal income tax

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Mid-State Homes, Inc.                                  October 27, 1998

ramifications of the proposed issuance of the Notes, but, with respect to those federal income tax consequences that are discussed, in our opinion the descriptions are accurate in all material respects. We hereby expressly confirm and adopt the opinions set forth in the Prospectus, subject to unknown, transaction specific facts as discussed in the following paragraph.

                  This opinion is based on the facts and circumstances set forth in the Prospectus and Prospectus Supplement and in the other documents reviewed by us. This opinion applies to the Notes as described in the Registration Statement. Because the Registration Statement contemplates Series of Notes with numerous different characteristics, our opinion as to a particular Series of Notes will confirm the opinion expressed herein and will opine as to any additional tax consequences as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. The opinion contained in each Prospectus Supplement and Prospectus prepared pursuant to the Registration Statement is, accordingly, deemed to be incorporated herein.

                  We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                  No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of any state.

                                              Very truly yours,



                                              /s/ CADWALADER, WICKERSHAM & TAFT